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                                                                   Exhibit 23.03



                       CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors
RMI.NET, Inc.
Denver, Colorado


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4/A of RMI.NET, Inc., of our report included in Form 10-K, dated February 27, 1998, with respect to the statement of operations, stockholders' equity (deficit), and cash flows of RMI.NET, Inc. for the year ended December 31, 1997. We also consent to the reference of us under the heading "Experts" in such registration statement.




/s/ BAIRD, KURTZ & DOBSON




Denver, Colorado
October 23, 2000